Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Longboard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	2021 Equity Incentive Plan Voting Common Stock, $0.0001 par value per share	Other(5)	1,225,862(2)	$19.87	$24,357,877.94	0.0001476	$3,595.22
Equity	2021 Equity Incentive Plan Voting Common Stock, $0.0001 par value per share	Other(5)	1,000,000(3)	$19.87	$19,870,000.00	0.0001476	$2,932.81
Equity	2021 Employee Stock Purchase Plan Voting Common Stock, $0.0001 par value per share	Other(6)	245,172(4)	$16.89	$4,140,955.08	0.0001476	$611.21

Total Offering Amounts					$48,368,833.02		—
Total Fee Offsets							—
Net Fee Due							$7,139.24

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of voting common stock (“Voting Common Stock”), of Longboard Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)
Represents shares of Voting Common Stock that were automatically added to the shares available for issuance under the 2021 Plan on January 1, 2024 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1st of each year, for a period of ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding year (determined on an as-converted to Voting Common Stock basis); provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Voting Common Stock.
(3)
Represents the shares of the Voting Common Stock that were added to the shares available for issuance under the 2021 Plan, pursuant to the amendment of such plan approved by the Compensation Committee of the Registrant’s Board of Directors in October 2023, which shares are reserved for issuance under the 2021 Plan as inducement grants under Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1.
(4)
Represents shares of Voting Common Stock that were automatically added to the shares available for issuance under the 2021 ESPP on January 1, 2024 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1st of each year, for a period of ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year (determined on an as-converted to Voting Common Stock basis), (ii) such number of shares of Voting Common Stock that would cause the aggregate number of shares of common stock then reserved for issuance under the 2021 ESPP to equal 1,060,017 shares and (iii) a number of shares of Voting Common Stock designated by action of the Registrant’s board of directors prior to the applicable January 1st.
(5)
Estimated in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act solely for purposes of calculating the registration fee on the basis of $19.87, the average of the high and low prices of the Registrant’s Voting Common Stock as reported on the Nasdaq Global Market on March 11, 2024.
(6)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Voting Common Stock as reported on Nasdaq Global Market on March 11, 2024, multiplied by 85%.